TIVO-3: Phase 3 Pivotal Trial of Tivozanib Meets Primary Endpoint of Improving Progression Free Survival in Renal Cell Carcinoma Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “seek,” “look forward,” “advance,” “goal,” “strategy,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: AVEO’s goals and business strategy, prospects, plans and objectives; AVEO’s plans to submit a new drug application (NDA) to the U.S. Food and Drug Administration for tivozanib; the timing, design and results of preclinical and clinical trials including its expectations regarding the timing for detailed topline results and the final overall survival analysis from the Phase 3 TIVO-3 study of tivozanib in RCC, and for providing an update to the Phase 2 portion of the TiNivo Study of tivozanib and nivolumab (OPDIVO®) in RCC; the timing and outcome of meetings with and applications to regulatory authorities by AVEO and its partners; the competitive landscape for AVEO’s therapeutic candidates the potential efficacy, safety and tolerability profile of tivozanib; and AVEO’s estimates for its cash runway. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements AVEO makes due to a number of important factors, including substantial risks and uncertainties relating to: the timing and costs of any product candidate that receives regulatory approval; AVEO’s ability to successfully implement its strategic plans; AVEO’s ability and the ability of its collaborators, licensees, and other strategic partners to successfully develop, test and gain regulatory approval of its product candidates, including its companion diagnostics; the potential safety, efficacy, tolerability and other benefits of tivozanib as a single agent or in combination with other therapies; AVEO’s ability to obtain necessary financing required to perform its clinical trials and achieve its other goals; AVEO’s ability to establish and maintain strategic partnerships; AVEO’s ability to obtain and maintain intellectual property rights; AVEO’s ability, and the ability of its licensees, to demonstrate to the satisfaction of applicable regulatory agencies such as the FDA the safety, efficacy and clinically meaningful benefit of AVEO’s product candidates, including tivozanib; AVEO’s ability, and the ability of its licensees to successfully enroll and complete clinical trials, including the TIVO-3 and TiNivo trials and maintain compliance with all regulatory requirements applicable to its product candidates; competition; AVEO’s dependence on its strategic partners and other third parties; adverse general economic and industry conditions; and those risks discussed in the section titled “Risk Factors” included in AVEO’s quarterly and annual reports on file with the SEC and in other filings that AVEO may make with the SEC in the future.  All forward-looking statements contained in this presentation speak only as of the date of this presentation, and AVEO undertakes no obligation to update any of these statements, except as required by law.

AVEO Oncology Introduction Matt Dallas, CFO Opening Remarks Michael Bailey, President and CEO TIVO-3 Highlights Michael Needle, M.D., CMO Closing Michael Bailey, President and CEO Joining for Q&A Matt Dallas, CFO Michael Bailey, President and CEO Michael Needle, M.D., CMO Michael Ferraresso, VP of Analytics and Commercial Operations

Opening Remarks Michael Bailey, President and Chief Executive Officer

Tivozanib: VEGFR 1, 2 and 3 Tyrosine Kinase Inhibitor Potent, selective inhibitor of VEGFRs 1, 2 and 3 with a long half-life that is designed to optimize blockade while minimizing off-target toxicities1,2 1 Nakamura K et al. Cancer Res 2006;66:9134–9142. 2 Eskens FA et al. Clin Cancer Res 2011;17:7156–7163.

Positive Results for TIVO-3 Tivozanib: distinct among VEGF TKIs, providing both improved efficacy AND favorable tolerability TIVO-1: Phase 3 H2H study in 1st line RCC demonstrating superiority on primary PFS endpoint vs VEGF TKI TIVO-3: first and only Phase 3 study in third and fourth line RCC to show a statistically significant PFS benefit over another VEGF TKI

Thank You! Patients and their families Healthcare professionals Advisors and supporters AVEO employees and board

Opening Remarks Michael Needle, M.D., Chief Medical Officer

Large and Growing Patient Population One of top ten most commonly diagnosed cancers Diagnoses (U.S.) 60,000 Deaths (U.S.) ~15,000 5-year Survival 12% Available therapies VEGF inhibitors Immunotherapies mTOR inhibitors Source: American Cancer Society

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TIVO-3: First Successful Third and Fourth-line Phase 3 Study in RCC

TIVO-3

Phase 3, Randomized, Controlled, Multi-Center, Open-Label Study to Compare Tivozanib to Sorafenib in Subjects With Refractory Advanced Renal Cell Carcinoma


N = 351
• Recurrent/metastatic RCC
• Failed at least two prior regimens including VEGFR-TKI
• Stratified by prior regimen (TKI-TKI; TKI-PD1; TKI-Other)
• ECOG PS 0 or 1
RANDOMIZE 1:1
tivozanib
sorafenib
• 1º: PFS
• 2º: OS, ORR, DoR, Safety and Tolerability for ITT

- **Patients enrolled at over 100 sites in North America, Western Europe, and Central Europe**

AVEO ONCOLOGY

Primary Endpoint – Final Analysis Superior Progression Free Survival HR (95%CI)=0.74 (0.57,0.96) Median PFS: Tivozanib 5.59 (5.29,7.33) mo Sorafenib 3.91 (3.71,5.55) mo

Secondary Endpoint – Preliminary Analysis Overall Survival Not Mature at Time of Final PFS Analysis At the time of the preliminary OS analysis, no statistically significant difference was observed (HR=1.06, p=0.69) Both arms far exceed benchmarks for 3rd and 4th line Considerations at the time of preliminary OS review: Only 46% of potential OS events reported; 149 still in active follow up; 41 withdrew consent and survival status may be identified (~2x as many on sorafenib) Nearly half went on to receive subsequent therapy, with slightly more doing so in the sorafenib arm ~40 patients remain on therapy (~4x as many on tivozanib) Final OS analysis per protocol planned for August 2019

Preliminary OS in Context Axitinib Pivotal Study in RCC HR=1.070 HR=1.008 Source: ODAC briefing document October 2011 “The analysis of OS was not mature at the time of the final PFS analysis with the median follow-up in each arm of approximately 11 months and only 50% of the total number of required events (30% event rate overall) having occurred.” Note: data from separate pivotal study

Secondary Endpoint – Final Analysis Superior Overall Response Rate p=0.02 18% 8% sorafenib tivozanib

TIVO-3: Safety Tivozanib was generally well-tolerated Patients on the tivozanib arm received 95% of the targeted dose compared to 75% for sorafenib Grade 3 or higher adverse events consistent with those observed in previous tivozanib trials Infrequent but severe adverse events reported in greater number in the tivozanib arm were thrombotic events similar to those observed in other tivozanib studies The most common adverse event in patients receiving tivozanib was hypertension, an adverse event known to reflect effective VEGF pathway inhibition

Regulatory Update Goal to submit a New Drug Application to the U.S. Food and Drug Administration in ~6 months Timeline supported by previously filed 2017 MAA and 2012 NDA Team working since January to prepare key components of the NDA

Closing Michael Bailey, President and Chief Executive Officer

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Significant Potential Commercial Opportunity for Tivozanib in the United States



1st Line Market
~$1B[1]

2st Line Market
~$700M[1]

3rd Line+ Market
~$300M[1]

- Expanding opportunity
- Potential to be **first** agent indicated for 3rd & 4th line
- **Only** pivotal dataset in RCC stratified by *prior PD-1*

1 >PFS with tivozanib may extend treatment duration

2 Extended OS from IO may expand population eligible for 3rd line treatment

3 Efficacy + tolerability may increase patients opting for 3rd line treatment


1st Line
65%[1]
2nd Line
45%[1]
3rd Line

NA Royalties to KHK are low- to mid-teens on net sales

1 Decision Resources Pharmacor Market Projections Dec 2017

FOTIVDA® (tivozanib) 3 Pillar Strategy MAA Review 2016 2017 2018 2019 2020 Ph 2 Expansion Ph 1 Data Ph 1 Tivo + Opdivo® EU Approval Potential RCC Ph 3 Randomized Combination Study Ph 2 Data EU Launch Country Level Reimbursement UK IT DE FR ES Composition of matter patent into 2022 with potential for extension into 2027 for both Europe and North America Tivo v. Sorafenib US Regulatory Decision NDA Review Potential NDA Filing 6 mos PFS Data/OS Trend Potential HCC Ph 1/2 Combo Study

Phase 2 Data Presented at ESMO in October 2018 Tivozanib (1.0 mg/day) QD/21 days + nivolumab 240 mg Q2 weeks N = 6 ECOG PS ≤ 1 and life expectancy ≥ 3 months Tivozanib (1.5 mg/day) QD/21 days + nivolumab 240 mg Q2 weeks Tivozanib (1.5 mg/day) QD/21 days + nivolumab 240mg Q2 weeks Phase 1 Phase 2 N = 22 ECOG PS ≤ 1 and life expectancy ≥ 3 months A Phase 1/2, Open-Label, Multi-Center Study of Tivozanib in Combination with Nivolumab (Opdivo®) in Subjects with Advanced Renal Cell Carcinoma (TINIVO) 1o safety, tolerability, and maximum tolerated dose 2o antineoplastic activity Further evaluation of safety and antineoplastic activity Full dose and schedule selected for Phase 2

Q&A